[LETTERHEAD OF ERNST & YOUNG LLP]


                         REPORT OF INDEPENDENT AUDITORS

Board of Managers
Lincoln National Variable Annuity Fund A

In planning and performing our audit of the financial statements of Lincoln National Variable Annuity Fund A (the "Fund") for the year ended December 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal controls that are relevant to an audit pertain to the Fund's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, misstatements due to errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operations, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1999.

This report is intended solely for the information and use of the board of directors and management of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                              /s/ Ernst & Young LLP

Fort Wayne, Indiana
February 14, 2000